Exhibit 3.1

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TEXAS ROADHOUSE, INC.,

a  Delaware corporation

The undersigned, Celia P. Catlett, hereby certifies that:

ONE:        She is the duly elected and acting Secretary of Texas Roadhouse, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of Delaware (the “Corporation”).

TWO:       The original Certificate of Incorporation of the Corporation (the “Original Certificate”) was filed with the Delaware Secretary of State on May 5, 2004.

THREE:  The Original Certificate was amended and restated by that certain Amended and Restated Certificate of Incorporation (the “First Amended Certificate”) which was filed with the Delaware Secretary of State on May 28, 2004.

FOUR:      The First Amended Certificate was amended and restated by that certain Amended and Restated Certificate of Incorporation (the “Second Amended Certificate”) which was filed with the Delaware Secretary of State on October 4, 2004.

FIVE:        This Amendment to the Second Amended Certificate has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware by obtaining the approval of the Corporation’s board of directors and a majority vote of the outstanding stock of each class entitled to vote thereon in favor of said Amendment, in the manner set forth in Section 222 of the General Corporation Law of Delaware.

Article V of the Second Amended Certificate is hereby amended to read in its entirety as follows:

ARTICLE V

Board of Directors

The number of directors of the Corporation from time to time shall be as fixed by, or in the manner provided in, the bylaws of the Corporation. Directors elected at the 2016 annual meeting of stockholders shall be elected for a term of office to expire at the 2019 annual meeting of stockholders. After the 2016 annual meeting of stockholders, the term of office of each director elected at the annual meeting of stockholders, or elected or appointed at any time in the period between annual meetings of stockholders, shall expire at the next annual meeting of stockholders following such election or appointment. Nothing in this Article V shall shorten the term of any director elected at or before the 2016 annual meeting of stockholders. Each director elected or appointed shall serve until his or her successor is elected and qualified, or until his or her earlier death, resignation, removal, or disqualification.

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IN WITNESS WHEREOF, the undersigned, Celia P. Catlett, being the Secretary of the Corporation, does hereby further certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 19th day of May, 2016.

/s/ Celia P. Catlett

Celia P. Catlett, Secretary

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AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TEXAS ROADHOUSE, INC.,

a  Delaware corporation

The undersigned, Sheila C. Brown, hereby certifies that:

ONE:        She is the duly elected and acting Secretary of Texas Roadhouse, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of Delaware (the “Corporation”).

TWO:       The original Certificate of Incorporation of the Corporation (the “Original Certificate”) was filed with the Delaware Secretary of State on May 5, 2004.

THREE:  The Original Certificate was amended and restated by that certain Amended and Restated Certificate of Incorporation (the “First Amended Certificate”) which was filed with the Delaware Secretary of State on May 28, 2004.

FOUR:      That this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of Delaware by obtaining a majority vote of the outstanding stock of each class entitled to vote thereon, in favor of said amendment and restatement, in the manner set forth in Sections 222 or 228 of the General Corporation Law of Delaware.

The Original Certificate, as amended and restated by the First Amended Certificate, is hereby amended and restated to read, in full, as follows:

ARTICLE I

Name

The name of the corporation is Texas Roadhouse, Inc.

ARTICLE II

Registered Office and Agent

The address of the Corporation’s registered office in the State of Delaware is 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware 19901. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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ARTICLE IV

Capital Stock

The Corporation shall have the authority to issue One Hundred Million (100,000,000) shares of $0.001 par value Class A Common Stock (the "Class A Common Stock"), Eight Million (8,000,000) shares of $0.001 par value Class B Common Stock (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), and One Million (1,000,000) shares of $0.001 par value Preferred Stock (the "Preferred Stock").  The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the corporation entitled to vote, irrespective of Del. Code Ann. tit. 8, Section 242(b)(2).

A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A.        Class A Common Stock

(1)         Dividends. The holders of the Class A Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, such dividends if, as and when declared from time to time by the Board of Directors. In the event that such dividend is paid in the form of shares of Common Stock, holders of Class A Common Stock shall receive Class A Common Stock and holders of Class B Common Stock shall receive Class B Common Stock.

(2)         Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class A Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

(3)         Voting. Each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Class A Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

(4)         Redesignation.  Upon the conversion of all of the outstanding Class B Common Stock into shares of Class A Common Stock, the Class A Common Stock shall be automatically redesignated as “Common Stock.”

B.        Class B Common Stock

(1)         Dividends. The holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Class A Common Stock, such dividends if, as and when declared from time to time by the Board of Directors. In the event that such dividend

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is paid in the form of shares of Common Stock, holders of Class A Common Stock shall receive Class A Common Stock and holders of Class B Common Stock shall receive Class B Common Stock.

(2)         Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Class A Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

(3)        Voting. Each holder of Class B Common Stock shall be entitled to ten votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Class A Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

(4)        Conversion.

(a)        Each share of Class B Common Stock shall be convertible into one fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time.

(b)        Each share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon the earliest of (i) the date such shares cease to be beneficially owned (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (“Section 13(d)”) by W. Kent Taylor, (ii) the date that W. Kent Taylor ceases to beneficially own (as such term is defined under Section 13(d)) at least 20% of the outstanding shares of Common Stock of the Company, (iii) the death or “permanent and total disability” of W. Kent Taylor within the meaning of 26 CFR 7.105-1, or (iv) September 30, 2009.

(c)        The one-to-one conversion ratio for the conversion of the Class B Common Stock into Class A Common Stock in accordance with Section 4(a) and 4(b) of this Article IV shall in all events be equitably adjusted in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Class A Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

(d)        The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.

(e)        If any shares of Class B Common Stock shall be converted pursuant to this Section 4, the shares so converted shall be retired and returned to the authorized but unissued shares of Class B Common Stock.

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C.        Other Matters Affecting Shareholders of Class A Common Stock and Class B Common Stock

In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Class A Common Stock or Class B Common Stock unless the shares of Class A Common Stock and Class B Common Stock at the time outstanding are treated equally and identically, except that such dividends or stock splits or combinations shall be made in respect of shares of Class A Common Stock and Class B Common Stock in the form of shares of Class A Common Stock or Class B Common Stock, respectively.

D.        Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, by resolution adopted and filed in accordance with law, and with the consent of the holders of a majority of the outstanding shares of Class B Common Stock, to fix the number of shares in each series, the designation thereof, the powers (including voting powers, full or limited, if any), the preferences and relative participating, optional or other special rights thereof, and the qualifications or restrictions thereon, of each series and the variations in such voting powers (if any) and preferences and rights as between series. Any shares of any class or series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in this Certificate of Incorporation or in such resolution or resolutions.

ARTICLE V

Board of Directors

The number of directors of the Corporation from time to time shall be as fixed by, or in the manner provided in, the bylaws of the Corporation. Effective upon the date of the closing of the Corporation’s initial public offering (the “Effective Date”), the directors shall be divided into 3 classes, with the initial term of office of the first class to expire at the first annual meeting of stockholders held after the Effective Date; the initial term of office of the second class to expire at the second annual meeting of stockholders held after the Effective Date; and the initial term of office of the third class to expire at the third annual meeting of stockholders held after the Effective Date. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of the stockholders after their election, and shall continue to hold office until their respective successors are elected and qualified, except in case of the death, resignation, or removal of any director. In the event of any increase in the number of directors fixed by the Board of Directors, the additional directors shall be classified so that all classes of directors have as nearly equal numbers of directors as may be possible. In the event of any decrease in the number of directors, all classes of directors shall be decreased equally as nearly as may be possible. Except as may be provided by the terms of any series of Preferred Stock, each

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director of the Corporation shall be entitled to one vote on each matter voted or acted upon by the Board of Directors.

ARTICLE VI

Limitation of Liability

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) under Section 174 of the General Corporation Law of the State of Delaware; or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omission occurring prior to, such repeal or modification.

ARTICLE VII

Bylaws

The Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation by affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present. Any Bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders acting in accordance with the terms hereof or thereof. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 3, 9, 10 and 13 of Article II and Sections 2, 3 and 5 of Article III of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least a majority of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, voting together as a single class.

ARTICLE VIII

Removal of a Director

A director may be removed, at any time, either with or without cause, by the affirmative vote of holders of a majority of the voting power of shares of stock then entitled to vote with respect to the election of such director.

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ARTICLE IX

Duration

The Corporation is to have perpetual existence.

ARTICLE X

Indemnification

The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

ARTICLE XI

Meetings of Stockholders

Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XII

Reservation of Rights

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation above, provided that the rights of the Class B Common Stock may not be amended, altered, changed or repealed without the approval of the holders of a majority of the outstanding shares of Class B Common Stock.

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IN WITNESS WHEREOF, the undersigned, Sheila C. Brown, being the Secretary of the Corporation, does hereby further certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 4th day of October, 2004.

/s/ Sheila C. Brown

Sheila C. Brown, Secretary

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